EXECUTION COPY
PURCHASE AND SALE AGREEMENT
Dated as of August 10, 2005
between
COFINA FUNDING, LLC,
as Purchaser
and
COFINA FINANCIAL, LLC,
as Seller

i

TABLE OF CONTENTS
(continued)

Page
6.07 Waivers	26

6.08 Notices	26

6.09 Costs and Expenses	26

6.10 Survival of Representations	26

6.11 Headings and Cross-Reference	26

SCHEDULE 1	DESIGNATED LOAN AGREEMENTS
SCHEDULE 2	SELLER ORGANIZATIONAL INFORMATION

EXHIBIT A	FORM OF LOCKBOX AGREEMENT
EXHIBIT B	FORM OF MONTHLY FINANCIAL STATEMENTS
EXHIBIT C	FORM OF PURCHASE NOTICE

ii

          PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of August 10, 2005, by and between COFINA FINANCIAL, LLC, a Minnesota limited liability company, the “Seller”) and COFINA FUNDING, LLC, a Delaware limited liability company (the “Purchaser”).
          WHEREAS, the Seller acquires secured loans to farm supply and marketing cooperatives from one or more sellers pursuant to the Purchase and Contribution Agreement (as defined below); and
          WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables and certain related property acquired by the Seller under the Purchase and Contribution Agreement may be sold, contributed or otherwise transferred by the Seller to the Purchaser hereunder.
          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS.
     1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture and, as applicable, the Series Supplement for each Series.
     1.02 Other Definitional Provisions. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):
     “Addition Date” shall have the meaning set forth in Section 2.01(b).
     “Additional Designated Loan Agreement” means a loan facility designated by the Seller for addition to Schedule 1 after the Closing Date.
     “Cut-Off Date” means (i) with respect to the Receivables transferred on the Initial Sale Date, the Initial Cut-Off Date and (ii) with respect to all other Receivables, the applicable Subsequent Cut-Off Date.
     “Designated Loan Agreements” means (i) the Initial Designated Loan Agreements and (ii) from and after the applicable Addition Date with respect thereto, each Additional Designated Loan Agreement.
     “Indenture” means the Base Indenture, dated as of the date hereof, between Cofina Funding, LLC, as issuer, and U.S. Bank National Association, as Trustee, together with one or more supplements thereto, as amended, modified or otherwise supplemented from time to time.
     “Initial Cut-Off Date” means the close of business on August 9, 2005.

     “Initial Designated Loan Agreements” means the loan facilities identified on Schedule 1 on the Closing Date.
     “Initial Sale Date” shall have the meaning set forth in Section 2.01(a).
     “Lockbox” means that certain lockbox maintained at M&I Marshall & Ilsley Bank pursuant to a Lockbox Agreement for the purpose of receiving Collections.
     “Lockbox Agreement” means an agreement, in the form of Exhibit A hereto, to which a Lockbox is subject, or any other lockbox agreement acceptable to the Required Persons for each Series.
     “Officer’s Certificate” shall mean a certificate signed by the President or any Vice President or a Treasurer or Assistant Treasurer (or an officer holding an office with equivalent or more senior responsibilities) of the Seller.
     “Opinion of Counsel” shall mean a written opinion of counsel of the Seller in form and substance and from counsel reasonably acceptable to the Required Persons for each Series.
     “Potential Purchase Termination Event” shall mean any occurrence that is, or with notice or lapse of time or both would become, a Purchase Termination Event.
     “Purchase and Contribution Agreement” means the Purchase and Contribution Agreement, dated as of the date hereof, among Cofina Financial, LLC, as purchaser, Cenex Finance Association, Inc., as a seller, and the other Sellers from time to time party thereto, as amended, modified or otherwise supplemented from time to time.
     “Purchase Notice” shall have the meaning set forth in Section 2.01(a).
     “Purchase Price” means, with respect to any acquisition of Purchased Assets from the Seller on any date, an amount equal to the aggregate Receivable Balance of the Receivables included in such Purchased Assets on the date of purchase (subject to adjustment pursuant to Section 2.07).
     “Purchase Termination Date” shall have the meaning set forth in Section 2.10.
     “Purchase Termination Event” shall have the meaning set forth in Section 2.10.
     “Purchased Assets” shall have the meaning set forth in Section 2.01(a).
     “Seller” shall have the meaning set forth in the preamble to this Agreement.
     “Subsequent Cut-Off Date” means, with respect to any Receivable transferred on a date other than the Initial Sale Date, the date of transfer of such Receivable to the Purchaser hereunder.

     “Subsequent Transfer Date” shall mean the date (which shall be a Business Day) that any Subsequently Transferred Receivables are transferred by any Seller to the Purchaser hereunder (including, without limitation, any Receivable substituted in accordance with Section 2.09).
     “Subsequently Transferred Receivables” shall mean any Receivables transferred by the Seller to the Purchaser hereunder after the Closing Date.
     “Transfer Date” shall mean each date on which Receivables are transferred hereunder and shall include the Closing Date and each Subsequent Transfer Date.
ARTICLE II
PURCHASE AND SALE OF THE CONVEYED PROPERTY.
     2.01 Purchase and Sale of the Purchased Assets. (a) On the terms and subject to the conditions set forth in this Agreement, and in consideration of the Purchase Price, the Seller hereby agrees to sell, transfer, assign, set over, deliver, contribute and otherwise convey to the Purchaser, without recourse (except as specifically provided herein), and the Purchaser agrees to purchase and otherwise acquire, all of the Seller’s right, title and interest in, to and under:
     (i) each Receivable of the Seller that existed and was owing to the Seller under the Initial Designated Loan Agreements as of the opening of the Seller’s business on the Closing Date (the “Initial Sale Date”);
     (ii) each Receivable of the Seller that existed and was owing to the Seller under each Additional Designated Loan Agreement as of the applicable Addition Date;
     (iii) each Receivable acquired by the Seller (A) under the Initial Designated Loan Agreements from and after the Initial Sale Date to and including the Purchase Termination Date, or (B) under the Additional Designated Loan Agreements from and after the applicable Addition Date to and including the Purchase Termination Date;
     (iv) all Collections due or to become due or received with respect to such Receivables on or after the Initial Sale Date or applicable Addition Date, as applicable;
     (v) all Related Security with respect to the foregoing;
     (vi) the Lockbox, the Lockbox Account and all amounts on deposit therein; and
     (vii) all present and future claims, demands, causes and choses in action and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any and all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, general intangibles, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (all of the foregoing property described in clauses (i) through (vii), the “Purchased Assets”). Each Receivable described in clause (iii) above shall be sold, assigned or otherwise conveyed by the Seller to the Purchaser on the date the Seller receives a purchase notice with respect thereto under the Purchase and Contribution Agreement and on each date the Seller delivers a purchase notice in the form of Exhibit C (each, a “Purchase Notice”) including such Receivables.
     (b) Prior to the Purchase Termination Date, the Seller may, but shall not be obligated to, designate from time to time in its discretion additional loan facilities to be included as Designated Loan Agreements as of an applicable date (the “Addition Date” with respect to such Designated Loan Agreements) by providing written notice, on or before the Business Day prior to the applicable Addition Date, to the Purchaser, the Trustee, and the Servicer that the applicable Additional Designated Loan Agreements will be included as Designated Loan Agreements.
     2.02 Payment for Purchased Assets. (a) The Purchase Price for the initial acquisition of Purchased Assets from the Seller on the Closing Date shall be payable in full by the Purchaser to the Seller, and shall be paid to the Seller in the following manner: (i) the Purchaser shall deliver, in immediately available funds, cash to the extent funds are made available to the Purchaser under the Indenture from the sale of Notes on the Closing Date, (ii) with respect to the remaining balance of the Purchase Price, on the Closing Date, the Seller shall, and hereby does, contribute to the capital of the Purchaser Receivables and Related Security with respect thereto in an amount equal to the excess of the Purchase Price for the initial acquisition of Purchased Assets over the amount of cash delivered by the Purchaser pursuant to clause (i) above, and (iii) the Purchase Price for each acquisition of Purchased Assets by the Purchaser from the Seller after the Closing Date shall be payable as described in Section 2.02(b).
     (b) With respect to any purchase from the Seller hereunder after the Closing Date, the Purchaser shall deliver, in immediately available funds, cash to the extent funds are made available to the Purchaser under the Indenture from the sale of Notes (or the increase in the outstanding principal amount thereof) or funds are otherwise available to the Purchaser in accordance with the terms of the Indenture. To the extent on the date of any purchase hereunder after the Closing Date the Purchase Price has not been paid in full in cash in accordance with the preceding sentence, the Seller shall, and shall be deemed to, contribute Receivables and Related Security with respect thereto to the capital of the Purchaser in an amount equal to the excess of the Purchase Price for the applicable acquisition of Purchased Assets hereunder over the amount of cash delivered by the Purchaser in accordance with the preceding sentence (which contributed Purchased Assets shall be treated as purchased by Purchaser from the Seller for all purposes of this Agreement).

     2.03 The Closing. The sale and purchase of the initial Purchased Assets hereunder shall take place on the Closing Date, simultaneously with the closings of the Transaction Documents.
     2.04 Deliveries. The Seller (i) has delivered to the Custodian within five (5) Business Days after the Initial Sale Date or within two (2) Business Days after the applicable Addition Date, as applicable, the Custodian File with respect to each Receivable transferred by it to the Purchaser on such date and (ii) has recorded and filed and, in the case of Additional Designated Loan Agreements, shall, prior to the applicable Addition Date, record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) naming the Seller as debtor/transferor and the Purchaser as secured party/purchaser covering the Receivables and Related Security then existing and thereafter created or acquired meeting the requirements of applicable state law in such manner and in such jurisdictions as are reasonably requested by the Purchaser or necessary to perfect the transfer and assignment of the Receivables and Related Security from the Seller to the Purchaser. The Seller shall provide the Custodian with an updated copy of Schedule I hereto concurrently with any update thereto hereunder. The Seller has delivered a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser and the Custodian, and has taken, or shall take, at the Seller’s own expense, all other steps as are necessary under applicable law to perfect such transfers and assignments and has delivered, or shall deliver, confirmation of such steps as are reasonably requested by the Purchaser or the Controlling Party.
          The Seller further covenants and agrees, at its own expense, on or prior to the Closing Date or the applicable Subsequent Transfer Date, as applicable, with respect to the Receivables transferred by it to the Purchaser hereunder, (a) to indicate on its computer files that such Receivables have been conveyed to the Purchaser pursuant to this Agreement and (b) to maintain a true and complete list of all such Receivables specifying for each such Receivable as of the applicable Cut-Off Date its account number and aggregate Receivable Balance attributable thereto.
          It is the express intent of the parties hereto that the transfers of the Purchased Assets by the Seller to the Purchaser, as contemplated by this Agreement, be, and be treated as, sales or contributions and not as secured loans secured by the Purchased Assets. In addition, if for any reason any transfer hereunder is deemed not to be a sale or contribution, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in and to the Purchased Assets transferred or purported to be transferred by it hereunder, including, without limitation, in all Purchased Assets constituting “accounts,” “instruments,” “chattel paper,” “payment intangibles,” “goods,” “investment property,” “deposit accounts,” “supporting obligations” and “letter of credit rights” (as each of such terms is defined in the UCC), and this Agreement shall constitute a security agreement and a grant by the Seller of a security interest in all “accounts,” “instruments,” “chattel paper,” “payment intangibles” (as defined in the UCC) and other property transferred hereunder.
     2.05 No Assumption of Liability. Any sale, transfer, assignment, grant or conveyance of Purchased Assets made hereunder shall not constitute and is not intended to result in an assumption by the Purchaser or any of its assigns of any obligation of the Seller (including any commitment to fund loans under any Loan Documents) to the Obligors or any other Person in connection with the Receivables, any Related Security or any agreement, document or instrument related thereto.
     2.06 [Reserved].
     2.07 Settlement as to Specific Receivables and Dilution.
          (a) If, on the day of purchase or contribution of any Receivable from the Seller hereunder, any of the representations or warranties set forth in Section 3.03 made by the Seller is not true with respect to such Receivable or, as a result of any action or inaction of the Seller, on any day any of the representations or warranties set forth in Section 3.03 is no longer true with respect to such Receivable and such representation or warranty is not cured within ten (10) Business Days, then, subject to Section 2.07(c) below, the Seller shall be required to deposit an amount equal to the Outstanding Balance of such Receivable (plus accrued interest thereon) into the Collection Account; provided, that if the Purchaser thereafter receives payment with respect to such Receivable, the Purchaser promptly shall deliver such funds to the Seller.
          (b) If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any adjustment made by a Seller or the Servicer (other than as expressly permitted under the Servicing Agreement) or any setoff or dispute between a Seller or the Servicer and an Obligor, then, subject to Section 2.07(c) below, the Seller shall be required to deposit the amount of such reduction into the Collection Account within two (2) Business Days thereof.
          (c) Prior to the occurrence of an Event of Default, Purchase Termination Event or Early Amortization Event, any amount payable by the Seller pursuant to Section 2.07(a) or (b) shall be applied as a credit for the account of the Purchaser against the Purchase Price of Receivables next purchased by the Purchaser from the Seller hereunder; provided, however, if there have been no purchases of Receivables (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against within two (2) Business Days, the amount of such credit shall be deposited by the applicable Seller in the Collection Account on such second (2nd) Business Day; provided, further, the Seller may also satisfy its obligations under this Section 2.07 with respect to a Receivable by substituting a substitute Receivable for such Receivable in accordance with Section 2.09.
     2.08 Reconveyance of Receivables. In the event that the Seller has paid to the Purchaser the full Outstanding Balance (and accrued interest) of any Receivable pursuant to Section 2.07, the Purchaser shall promptly reconvey such Receivable to the Seller, without representation or warranty, but free and clear of all liens created by the Purchaser.
     2.09 Substitution. If no Event of Default, Purchase Termination Event, Servicer Default or Early Amortization Event has occurred, the Seller may substitute, in its discretion, a Receivable for any Receivable (including any Receivable with respect to which the Seller may have a settlement obligation under Section 2.07), provided that (i) the cumulative aggregate Receivables Balance of all Receivables substituted pursuant to this Section 2.09 shall not exceed 10.0% of the largest outstanding aggregate Receivable Balance since the Closing Date and (ii) each substitute Receivable meets the following conditions:
     (A) such substitute Receivable is an Eligible Receivable on the date of substitution;
     (B) the Receivable Balance of such substitute Receivable is at least equal to the Receivable Balance of the Receivable being released; and
     (C) after giving effect to such substitution, no Borrowing Base Deficiency exists.
     Each substitute Receivable shall constitute a Subsequently Transferred Receivable hereunder and the Seller shall deliver an updated Schedule I with respect thereto concurrently with the substitution thereof. The Purchaser shall take any and all actions reasonably requested by the Seller, at the expense of the Seller, to assign, without recourse, representation or warranty (except that the transfer is made free of any liens created by, through or under the Purchaser), to the Seller all of the Purchaser’s right, title and interest in and to the Receivable and related assets being reacquired by the Seller in exchange for the substitute Receivables, such assignment being an assignment outright and not for security; and the Seller shall thereupon own such Receivable free of any further obligation to the Purchaser, the Trustee or the Noteholders with respect thereto.
     2.10 Purchase Termination Event. The Seller and the Purchaser hereby covenant and agree that in the event that any of the following has occurred:
     (a) an Event of Default or Early Amortization Event;
     (b) the Seller shall fail to make any payment, transfer or deposit required to be paid or made by it under the terms the Transaction Documents, or, if applicable, shall fail to give instructions or notice to the Trustee to make such payment, transfer or deposit, and, such failure shall remain unremedied for two (2) Business Days after such payment, transfer or deposit was required to be made;
     (c) from and after the date of issuance of the second Series of Notes, the Seller’s Total Capital (as defined under GAAP and including the carrying value of Seller’s equity ownership in the Purchaser) is less than $65,000,000 plus for each fiscal year ending after the date hereof, the aggregate Net Savings not otherwise distributed to shareholders (via cash patronage distributions or stock or patronage capital retirement) (such amounts to be added only after audited financial statements are available and the patronage distribution is established);
     (d) any representation or warranty made or deemed to be made by the Seller, or any of its officers, under or in connection with the Transaction Documents, or any report or other information delivered pursuant thereto, shall prove to have been false or incorrect in any material respect when made or deemed to have been made; provided, however, that a Purchase Termination Event pursuant to this Section 2.10(c) shall not be deemed to have occurred hereunder if such Purchase Termination Event is the result of a breach of a representation, warranty, statement or certificate with respect to any Receivable and the Seller has fulfilled its obligations with respect thereto in accordance with Section 2.07 or Section 2.09;
     (e) the Seller shall fail to perform or observe in any material respect any other term, covenant or agreement contained in any of the Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten (10) Business Days after the Seller has, or in the exercise of reasonable diligence should have had, knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller; provided, that if such failure is capable of being cured and the Seller is using commercially reasonable efforts to cure such failure, a Purchase Termination Event shall not be deemed to have occurred until such failure continues for thirty (30) days;
     (f) (i) failure of the Seller or any of the Affiliates to pay any principal of or premium or interest on any Indebtedness for which the Seller or any of the Affiliates is liable (whether as a primary or secondary party) if the aggregate principal or notional amount of such Indebtedness is at least $1,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or the Seller shall otherwise default in its obligations thereunder or a default or an event of default shall occur thereunder and such failure, default or event of default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness;
     (g) the Purchaser or the Seller or any of its Subsidiaries shall become the subject of any Event of Bankruptcy or voluntarily suspend payment of its obligations; or the Purchaser shall become unable for any reason (other than by reason of a determination by the Seller not to sell Receivables to the Purchaser pursuant to this Agreement) to transfer Receivables and pledge them as part of the Trust Estate; or
     (h) the Pension Benefit Guaranty Corporation or the Internal Revenue Service has filed a Lien against any material portion of the assets of the Seller, or any material portion of such assets have otherwise become subject to a Lien;
(any such event, a “Purchase Termination Event”), the Seller or the Purchaser, as the case may be, shall immediately notify the other party, the Trustee and the Controlling Party of such event and the Purchaser shall have the option to declare, and upon direction of the Controlling Party shall declare, the “Purchase Termination Date” to have occurred as of the date specified in such declaration notice, and upon any such declaration, the Seller shall cease to sell to the Purchaser and the Purchaser shall cease to purchase from the Seller any Receivables pursuant to Section 2.01. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Purchase Termination Event of the type described in clause (g) above, the Purchase Termination Date shall occur automatically without any declaration or other action by any party and the Seller shall cease to transfer to the Purchaser and the Purchaser shall cease to acquire from Seller any Receivables pursuant to Section 2.01. The sale and purchase of Receivables pursuant to Section 2.01 may be resumed only upon receipt by the Purchaser of notice and evidence satisfactory to the Purchaser that such Purchase Termination Event has been remedied to the satisfaction of the Purchaser and with the prior written consent of the Controlling Party in its sole discretion.
ARTICLE III
REPRESENTATIONS AND WARRANTIES.
     3.01 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller on the Closing Date and each Transfer Date that:
          (a) Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full organizational power and authority to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
          (b) Due Qualification. The Purchaser is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the purchase of the Purchased Assets in accordance with the Transaction Documents requires such qualification, except where the failure to so qualify or to obtain such licenses or approvals would not have a Material Adverse Effect.
          (c) Due Authorization. The execution, delivery, and performance of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by the Purchaser by all necessary organizational action on the part of the Purchaser.
          (d) Due Execution and Delivery; Binding Obligation. This Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered on behalf of the Purchaser and constitutes the valid, legal and binding obligation of the Purchaser, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.
          (e) No Violation. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations under this Agreement and each of the other Transaction Documents to which it is a party will not conflict with its organizational documents or conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any other Requirements of Law applicable to the Purchaser or any contractual restriction contained in any material indenture, loan, credit agreement, lease, security agreement, bond, note, contract, agreement, mortgage, deed of trust, judgment, decree, order or other instrument to which the Purchaser is a party or by which it is bound.
          (f) No Proceedings. No litigation or administrative proceeding is pending or, to the best knowledge of the Purchaser, threatened against the Purchaser before any Official Body: (i) asserting the invalidity of any of the Transaction Documents to which the Purchaser is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would adversely affect the performance by the Purchaser of its obligations under the Transaction Documents to which the Purchaser is a party; (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of the Transaction Documents to which the Purchaser is a party; or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect.
          (g) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any Official Body required in connection with the execution and delivery by the Purchaser of any of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby or the performance of and the compliance with the terms thereof, have been obtained, except where the failure to take such action would not have a Material Adverse Effect.
          (h) No Purchase Termination Event. To the Purchaser’s knowledge, no Purchase Termination Event has occurred and is continuing.
     3.02 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser on the Closing Date and each Transfer Date that:
          (a) Organization and Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the full organizational power and authority to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
          (b) Due Qualification. The Seller is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the ownership or lease of its property, conduct of its business or transfer of the Purchased Assets in accordance with the Transaction Documents requires such licensing or qualification, except where the failure to so qualify or to obtain such licenses or approvals would not have a Material Adverse Effect.
          (c) Due Authorization. The execution, delivery, and performance of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by the Seller by all necessary organizational action on the part of the Seller.
          (d) Due Execution and Delivery; Binding Obligation. This Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered on behalf of the Seller and constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.
          (e) No Violation. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations under this Agreement and each of the other Transaction Documents to which it is a party will not conflict with its organizational documents or conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any other Requirements of Law applicable to the Seller or any contractual restriction contained in any material indenture, loan, credit agreement, lease, security agreement, bond, note, contract, agreement, mortgage, deed of trust, judgment, decree, order or other instrument to which the Seller is a party or by which it is bound.
          (f) No Proceedings. No litigation or administrative proceeding is pending or, to the best knowledge of the Seller, threatened against the Seller before any Official Body: (i) asserting the invalidity of any of the Transaction Documents to which the Seller is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would adversely affect the performance by the Seller of its obligations under the Transaction Documents to which the Seller is a party; (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of the Transaction Documents to which the Seller is a party; or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect.
          (g) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any Official Body required in connection with the execution and delivery by the Seller of any of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby or the performance of and the compliance with the terms thereof, have been obtained, except where the failure to take such action would not have a Material Adverse Effect.

     (h) Protection of Purchaser’s Rights. The Seller has not taken any action which would materially impair, or omitted to take any action necessary to avoid material impairment of, the rights of the Purchaser or the Trustee in the Receivables or Related Security, nor has it taken any action to cause a Receivable to be evidenced by a promissory note or other instrument unless actual possession thereof has been transferred to the Custodian.
     (i) No Purchase Termination Event. No Purchase Termination Event or Potential Purchase Termination Event has occurred and is continuing.
     (j) Margin Regulations. No use of any funds acquired by the Seller under this Agreement will conflict with or contravene any of Regulations T or U promulgated by the Board of Governors of the Federal Reserve System from time to time.
     (k) Accuracy of Information. No factual written information furnished or to be furnished in writing by the Seller, as seller, to the Purchaser, the Trustee or any Notice Person for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other such factual written information hereafter furnished (and prepared) by the Seller, as seller, to the Purchaser, the Trustee or any Notice Person pursuant to or in connection with any Transaction Document, taken as a whole, will be inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed at or prior to such time) as of the date as of which such information is dated or certified, or shall contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which any statement therein was made, not misleading on the date as of which such information is dated or certified. The information with respect to the Seller provided on Schedule 2 hereto is true, complete and accurate as of the Closing Date and each Transfer Date.
     (l) Offices. The Seller’s principal place of business and chief executive office is located at the address specified for the Seller in Section 6.08, and the offices where the Seller keeps all its books, records and documents evidencing the Receivables, the related Loan Documents and all other agreements related to such Receivables are located at the address set forth under the Seller’s signature hereto.
     (m) Trade Names. The Seller does not use any trade name other than the name set forth on the signature page hereto. From and after the date that fell six years before the date hereof, the Seller has not been known by any legal name or trade name other than its name as of the date hereof, nor has the Seller been the subject of any merger or other corporate reorganization within the last six years.
     (n) Taxes. The Seller has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

          (o) Licenses and Labor Controversies.
               (i) The Seller has not failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business; and
               (ii) There are no labor controversies pending against the Seller that have had (or are reasonably likely to have) a Material Adverse Effect.
          (p) Compliance with Applicable Laws. The Seller is in compliance in all material respects with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Loan Documents).
          (q) Reliance on Separate Legal Identity. The Seller is aware that the Purchaser, the Trustee and the Noteholders are entering into the Transaction Documents to which they are parties in reliance upon the Purchaser’s identity as a legal entity separate from the Seller.
          (r) Purchase Price. The purchase price payable by the Purchaser to the Seller hereunder is intended by the Seller and Purchaser to be consistent with the terms that would be obtained in an arm’s-length sale.
          (s) Perfection Representations. The perfection representations and warranties set forth in paragraphs (2), (4), (6), (7), (8), (11), (12), (13) and (15) of Schedule I of the Indenture shall be a part of this Agreement for all purposes and are hereby made by the Seller with respect to the Purchased Assets transferred by the Seller as of the date hereof and on each Subsequent Transfer Date.
          (t) Credit Manual. The Seller has complied in all material respects with the Credit Manual with regard to each Designated Loan Agreement prior to the transfer hereunder of Receivables arising thereunder.
          (u) Transaction Documents. The Seller has complied in all material respects with all terms, covenants and agreements contained in this Agreement and the other Transaction Documents applicable to it.
          (v) Investment Company Status. The Seller is not, and is not controlled by, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          (w) Sale Treatment. The Seller agrees to treat the conveyance of the Receivables and the Purchased Assets for all purposes as a sale or contribution by the Seller to the Purchaser on all relevant books, records, tax returns (other than combined or consolidated tax returns), financial statements and other applicable documents, provided, however, that the foregoing shall not prevent the Purchaser from being included in the consolidated financial statements or tax returns of the Seller pursuant to GAAP or applicable tax laws or regulations.
     3.03 Representations and Warranties of the Seller Relating to the Agreement and the Receivables.
          (a) Representations and Warranties. The Seller hereby represents and warrants to the Purchaser, as of the Closing Date and each Transfer Date, that:
               (i) each representation and warranty contained in Section 3.02 is true and correct as of such Transfer Date, with the same effect as if made on such date (except to the extent it relates solely to an earlier date, in which event it shall be true and correct at and as of such earlier date);
               (ii) as of each Transfer Date, the Designated Loan Agreements identified on Schedule 1 hereto will be an accurate and complete listing of all such Designated Loan Agreements, and the information contained therein with respect to such Designated Loan Agreements is and will be true and correct as of such date;
               (iii) this Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in the Receivables transferred by it to the Purchaser hereunder, together with all Related Security, and any proceeds of the foregoing which, in the case of such Receivables and the Related Security existing on the Closing Date, will be enforceable against the Seller upon execution and delivery of this Agreement and which, in the case of Subsequently Transferred Receivables and the Related Security, will be enforceable against the Seller upon the applicable Subsequent Transfer Date in accordance with Article II;
               (iv) immediately prior to, and after giving effect to, the transfer of the Receivables on such date, (a) the fair saleable value of the assets of the Seller will exceed its liabilities and (b) the Seller will be solvent, will be able to pay its debts generally as they mature, will own property with a fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted;
               (v) each Receivable (together with all Related Security) which is to be sold or contributed to the Purchaser hereunder is or shall be owned by the Seller, free and clear of any Adverse Claim. Whenever the Purchaser makes a purchase or accepts a contribution hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Adverse Claim) in the Receivables transferred hereunder by the Seller and in the Related Security with respect thereto;

               (vi) no effective financing statement or other instrument similar in effect covering the Seller’s interest in any Receivable or any Related Security is on file in any recording office except such as may be filed in favor of the Purchaser or the Seller, as the case may be, in accordance with this Agreement or in favor of the Trustee in accordance with the Indenture;
               (vii) no selection procedures adverse to the Purchaser or the Secured Parties were utilized in selecting the Receivables to be transferred hereunder from those receivables owned by the Seller which met the definition of “Eligible Receivable”;
               (viii) the Receivables File relating to each Receivable transferred hereunder contains all Loan Documents existing with respect to such Receivable and the Custodian File relating to each Receivable transferred hereunder contains the original related Obligor Note, loan agreement, security agreements and any guaranty or letter of credit issued in connection therewith; and
               (ix) pursuant to written notices mailed on or before the relevant Transfer Date, the Obligors have been instructed to make all payments with respect to the Receivables transferred hereunder solely to the Lockbox or the Lockbox Account.
          (b) Eligibility of Receivables. The Seller hereby represents and warrants to the Purchaser with respect to each Receivable transferred by it to the Purchaser hereunder, as of the applicable Transfer Date that (i) such Receivable is an Eligible Receivable, (ii) such Receivable, and each other Receivable previously transferred by it hereunder and then existing is free and clear of any Adverse Claim and has been conveyed to the Purchaser in compliance with all Requirements of Law applicable to the Seller, (iii) with respect to such Receivable, all material consents, approvals or authorizations of any Person or any governmental body or official required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Purchaser have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in Section 3.03(a) are true and correct in all material respects with respect to such Receivable as if made on such day.
ARTICLE IV
CONDITIONS.
     4.01 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables and any other Purchased Assets hereunder is subject to the satisfaction of the following conditions:
          (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Closing Date and, in the case of any Subsequently Transferred Receivables, as of the Subsequent Transfer Date, with the same effect as if then made (except to the extent they relate solely to an earlier date in which event, it shall be true and correct at and as of such earlier date), and the Seller shall have performed all obligations required to be performed by it hereunder on or prior to such date as of such date.
          (b) Computer Files Marked. In the case of the transfer of the Receivables and any other Purchased Assets on the Closing Date, the Seller shall, at its own expense, on or prior to the Closing Date, and on or prior to the applicable Subsequent Transfer Date, in the case of any Subsequently Transferred Receivables, respectively, indicate in its computer files that the transferred Receivables have been sold to the Purchaser pursuant to this Agreement and, on or prior to each Addition Date, shall deliver to the Purchaser an updated Schedule 1 certified by a Responsible Officer of the Seller to be true, correct and complete at and as of such date.
          (c) Other Transactions. In the case of the transfer of the Receivables and any other Purchased Assets on the Closing Date, the transactions contemplated by the other Transaction Documents shall be consummated on the Closing Date.
          (d) No Purchase Termination Event, Event of Default or Early Amortization Event. No Purchase Termination Event, Event of Default or Early Amortization Event shall have occurred as of the applicable Transfer Date.
     4.02 Conditions to Obligation of the Seller. The obligations of the Seller to sell the Receivables, any Subsequently Transferred Receivables and any other Purchased Assets to the Purchaser are subject to the satisfaction of the following conditions:
          (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects on the Closing Date and, in the case of any Subsequently Transferred Receivables, as of the Subsequent Transfer Date, with the same effect as if then made, and the Purchaser shall have performed all obligations required to be performed by it hereunder on or prior to such applicable date as of such date.
          (b) Payment of Purchase Price. The Purchaser shall have paid the consideration therefor, if any, required by Article II.
ARTICLE V
COVENANTS OF SELLER.
     5.01 Covenants.
     The Seller agrees with the Purchaser as follows:
          (a) Protection of Right, Title and Interest. The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the

Receivables and the other Purchased Assets transferred by it to the Purchaser hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest and perfected ownership and first priority security interest of the Purchaser in and to such property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. In addition to the foregoing, the Seller agrees that following the occurrence of a Purchase Termination Date, at the request of the Purchaser or the Controlling Party, it shall cause notices of the transfer of the Receivables and Related Security pursuant to this Agreement to be sent to the relevant Obligors. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and, at the expense of the Seller, will execute any and all documents reasonably required to fulfill the intent of this Section. The Seller shall not take any action which would impair or omit to take any action necessary to avoid impairment of the rights of the Purchaser or the Trustee in the Receivables or the other Purchased Assets, nor shall it take any action to cause a Receivable to be evidenced by a promissory note or other instrument unless actual possession thereof has been transferred to the Custodian.
     (b) Changes in Name, Identity or Corporate Structure. Not less than fourteen (14) days prior to the date on which the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-503 or 9-507 of the UCC, the Seller shall give the Purchaser notice of any such change and shall file such financing statements or amendments to previously filed financing or continuation statements as may be necessary to continue the ownership or perfection of the interest of the Purchaser in the Receivables, the Related Security and the other Purchased Assets, and the proceeds of the foregoing.
     (c) Changes in Jurisdiction of Organization or Relocation. The Seller will give the Purchaser, the Trustee and the Controlling Party at least fourteen (14) days’ prior written notice of any change in its jurisdiction of organization, any relocation of any office in which the Seller keeps records concerning the Receivables or of the relocation of the Seller’s principal executive offices and whether, as a result of such relocation, the applicable provisions of the UCC or any other applicable law would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, or the delivery of any notice to any Obligor, and shall, prior to or contemporaneously with the effectiveness of such change, file such financing statements or amendments, or deliver any such notice, as may be necessary to perfect or to continue the ownership or perfection of the interest of the Purchaser in the Receivables and the other Purchased Assets. The Seller will at all times maintain its jurisdiction of organization and its principal executive offices within the United States of America.
     (d) Security Interests. Except for the conveyances hereunder to the Purchaser, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or Related Security, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables, the Related Security and the other Purchased Assets transferred by it to the Purchaser hereunder, whether now existing or hereafter created or acquired, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 5.01(d) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables transferred by it to the Purchaser hereunder any Permitted Encumbrances.
     (e) Compliance with Loan Documents and Credit Manual. The Seller, at its expense, will timely and fully perform and comply in all material respects with all provisions, covenants and other promises, if any, required to be observed by the Seller under the Receivables, Related Security and related Loan Documents. The Seller shall comply with the policies and procedures in the Credit Manual in regard to each Receivable, except insofar as any failure so to comply or perform would not have a material adverse effect on the interest of the Purchaser in any Receivable or materially impair the collectibility of any Receivable. Subject to compliance with all Requirements of Law, the Seller shall not agree to any change in the terms and provisions of any Loan Documents in any respect unless such change would not have a material adverse effect on the interest of the Purchaser or any of its assigns in any Receivable or impair the collectibility of any Receivable.
     (f) Delivery of Collections. The Seller agrees to direct all Obligors to pay all amounts when due with respect to the Receivables directly to the Collection Account or to the Lockbox or the Lockbox Account for deposit directly into the Collection Account. If any Collections or other amounts with respect to the Receivables are received directly by the Seller, the Seller agrees to hold in trust and deposit such Collections or other amounts directly into the Collection Account not later than one (1) Business Day after identification by the Seller thereof (but in no event later than two (2) Business Days after receipt).
     (g) Notice of Liens. The Seller shall notify the Purchaser immediately upon becoming aware of any Lien on any Receivable or Related Security other than the conveyances hereunder.
     (h) Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the other Transaction Documents to which it is a party.
     (i) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Trustee and the Notice Persons within ninety (90) days after the close of each of the Seller’s fiscal years, audited financial statements of the Seller, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the Seller and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, equity or capital and cash flows, accompanied by an unqualified audit report certified by a firm of nationally recognized independent certified public accountants, prepared in accordance with GAAP and any management letter prepared by said accountants.

     (j) Compliance with Laws. The Seller will comply in all material respects with all Requirements of Law (including, without limitation, all licensing requirements) to which it or its properties may be subject.
     (k) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser prompt notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.
     (l) Notice of Breach. Upon discovery by the Seller of a breach of any of the representations and warranties set forth in Sections 3.01, 3.02 or 3.03, the Seller shall give prompt written notice to the Purchaser and the Notice Persons.
     (m) Separate Existence. The Seller shall at all times:
     (i) to the extent that it shares the same officers or other employees as the Purchaser, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
     (ii) to the extent that it jointly contracts with the Purchaser to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Purchaser, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;
     (iii) enter into all transactions between the Seller and the Purchaser, whether currently existing or hereafter entered into, only on an arm’s-length basis;
     (iv) maintain office space separate from the office space of the Purchaser and, to the extent that the Seller and the Purchaser have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;
     (v) issue separate financial statements prepared not less frequently than annually and prepared in accordance with GAAP;

     (vi) conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’, members’, managers’ and directors’ meetings (as applicable) appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
     (vii) not assume or guarantee any of the liabilities of the Purchaser;
     (viii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 8.6(m); and
     (ix) comply with all material assumptions of fact set forth in the opinion with respect to certain bankruptcy matters delivered by Dorsey & Whitney LLP on the date hereof, relating to the Seller, its obligations hereunder and under the other Transaction Documents to which it is a party and the conduct of its business with the Purchaser or any other Person.
     (n) Rating Maintenance. For so long as the Notes of any Series are Outstanding, the Seller shall use its best efforts to enable each Rating Agency to maintain its rating of the Notes of each such Series.
     (o) Computer Files. The Seller will mark or cause to be marked each Receivable in its computer files as described in Section 4.01.
     (p) Financial and Other Information. The Seller will provide to each Notice Person and the Trustee the following:
     (i) As soon as available, and in any event not later than the 15th day of the month following each monthly accounting period, a copy of monthly consolidated financial statements in the form of Exhibit B; and
     (ii) promptly, notice of: (1) each action, suit or proceeding before any Governmental Authority which may adversely affect its condition or operations, financial or otherwise; and (2) any dispute or the commencement of any proceeding with respect to any of its obligations under the Transaction Documents.
     (q) Changes to Credit Manual. The Seller shall not amend the Credit Manual in any material respect without the prior written consent of the Required Persons for each Series and prior notice to the Purchaser. The Seller shall provide each Notice Person with a copy of all amendments to the Credit Manual not later than ten (10) days after the effectiveness thereof.

     (r) Conduct of Business and Maintenance of Existence. At all times from the date hereof to the Indenture Termination Date, the Seller will keep in full effect its existence, rights and franchises as a limited liability company under the laws of its jurisdiction of formation (unless it becomes, or its successor hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Seller will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and any other Transaction Document to which it is a party.
     (s) Compliance with ERISA and Internal Revenue Code. The Seller will comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all regulations and interpretations thereunder. The Seller will not (a) engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to an Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller under ERISA or the Code.
     (t) No Release. The Seller shall not take any action and shall use its best efforts not to permit any action (other than in its capacity as Servicer in accordance with and to the extent permitted by the Servicing Agreement) to be taken by others that would release any Person from any of such Person’s covenants or obligations under any Loan Documents or other document, instrument or agreement included in the Related Security, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such Loan Document or other document, instrument or agreement.
     (u) Taxes. The Seller will file, or cause to be filed, all federal, state and local tax returns which are required to be filed by it.
     (v) Transaction Documents. The Seller will comply in all material respects with the terms of this Agreement and each of the other Transaction Documents to which it is a party.
     (w) Indemnities by the Seller. (i) Without limiting any other rights which the Purchaser (and its assigns) may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser (and its assigns), the Secured Parties and their respective officers, directors, agents and employees (each, a “Purchase and Sale Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or any other Transaction Document, or arising out of claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from fraud, gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:
          (A) any representation or warranty made by the Seller or any Responsible Officer of the Seller under this Agreement, any of the other Transaction Documents, any periodic report or any other written information or report delivered by the Seller pursuant to the Transaction Documents, which shall have been false or incorrect in any respect when made or deemed made;
          (B) the failure by the Seller to comply with any Requirements of Law with respect to any Purchased Asset, or the nonconformity of any Purchased Asset with any such applicable Requirements of Law;
          (C) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Obligor Note not being the legal, valid and binding obligation of the relevant Obligor enforceable against it in accordance with its terms);
          (D) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Obligor Notes;
          (E) the failure of the Seller to pay when due any taxes, including sales, excise or personal property taxes payable in connection with any of the Receivables;
          (F) the commingling by the Seller of Collections at any time with other funds;
          (G) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds by the Seller or the ownership of any Receivable, Related Security or Obligor Note;
          (H) any failure of the Seller to give reasonably equivalent value to any Person in connection with the purchase by the Seller from such Person of any Receivable or portfolio of Receivables, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code;
          (I) any action taken by the Seller in the enforcement or collection of any Receivable;

          (J) the failure of any Receivable transferred to the Purchaser hereunder on the Closing Date or any Subsequent Transfer Date, as applicable, to be an Eligible Receivable on such date;
          (K) the failure to vest in the Purchaser a valid and enforceable first priority perfected security interest in such Receivables, Related Security and other Purchased Assets in each case, free and clear of any Adverse Claim;
          (L) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Receivables, Related Security and other Purchased Assets transferred or purported to be transferred hereunder whether at the time of any purchase or at any subsequent time; or
          (M) the failure of the Seller (i) to be in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) to be in compliance with all terms and conditions of any such permit, license or approval.
     (ii) The Seller will pay and defend, indemnify, and hold harmless the Purchaser (and its assigns) and the Secured Parties from and against any taxes that may at any time be asserted against such Person with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, not including any taxes asserted with respect to the sale, transfer and assignment of the Receivables or other Purchased Assets to the Purchaser, or federal, state or other income taxes arising out of Collections on the Receivables) and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement or imposed against Purchaser and its assigns.
          Indemnification under this Section 5.01(w) shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination or revocation of this Agreement. The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have.
     (x) Merger or Consolidation of, or Assumption of the Obligations of, the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:
          (i) the Required Persons for each Series have consented to such transaction;

     (ii) the entity formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, such corporation (the “Surviving Entity”) shall expressly assume, by an agreement supplemental hereto the performance of every covenant and obligation of the Seller hereunder; and
     (iii) the Seller has delivered to the Purchaser and the Notice Persons an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer comply with this Section 5.01(x) and that all conditions precedent herein provided for relating to such transaction have been complied with (and if an agreement supplemental hereto has been executed as contemplated by clause (i) above, such Opinion of Counsel shall state that such supplemental agreement is a legal, valid and binding obligation of the Surviving Entity enforceable against the Surviving Entity in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and the Required Persons for each Series shall have consented thereto, and the Seller has delivered all such other opinions, documents and information and executed, delivered and filed all such UCC financing statements and other documents and agreements as may be requested by the Purchaser and the Notice Persons.
     (y) Furnishing of Information and Inspection of Records. The Seller will furnish to the Purchaser and each Notice Person from time to time such information with respect to the Receivables and the other Purchased Assets as the Purchaser or such Notice Person may reasonably request, including listings identifying the Outstanding Balance attributable to each Receivable of the Seller, together with an aging of such Receivables. The Seller will, at any time and from time to time during regular business hours and upon reasonable notice, permit the Purchaser and each Notice Person, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller’s performance hereunder and under the other Transaction Documents to which it is a party with any of the officers or branch managers of the Seller having knowledge of such matters. Upon a Potential Purchase Termination Event or Purchase Termination Event, the Purchaser and each Notice Person may have without notice, immediate access to all Records and the offices and properties of the Seller.
     (z) Further Acts. The Seller agrees to execute and deliver such further documents and do such further acts as the Purchaser or any Notice Person may reasonably request for the purpose of further evidencing, confirming, recording, perfecting or otherwise documenting the transfer of the Receivables and other Purchased Assets.
     (aa) UCS Score. Such Seller shall ensure that the UCS Score assigned to each Receivable transferred by it to the Purchaser hereunder shall reflect the proper UCS Score applicable to such Receivable in accordance with the Credit Manual as then currently in effect.

     (bb) No Pledges. The Seller shall not pledge or otherwise transfer its direct or indirect ownership interest in the Purchaser.
ARTICLE VI
MISCELLANEOUS PROVISIONS.
     6.01 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any portion of the Purchased Assets.
     6.02 Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     6.03 Amendment. This Agreement may not be amended or any provision waived except by a written amendment or waiver duly executed by each of the parties hereto and consented to by the Required Persons for each Series.
     6.04 Assignment; Third-Party Beneficiaries. Notwithstanding anything to contrary contained herein, except as expressly provided in Section 5.01(x) and as hereinafter provided, this Agreement may not be assigned by the Seller without the prior written consent of the Required Persons for each Series. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 6.04. Simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Trustee as agent for the Secured Parties under the Indenture as provided in the Indenture, to which assignment the Seller hereby expressly consents. The Seller agrees to perform its respective obligations hereunder for the benefit of the Trustee, as agent for the Secured Parties, and the Trustee, as agent for the Secured Parties, shall each be an express third party beneficiary hereof. The Trustee, as agent for the Secured Parties, may enforce the provisions of this Agreement, exercise (and be the beneficiary of) the rights of the Purchaser hereunder and enforce the obligations of the Seller hereunder, in each case, as provided in the Indenture.
     6.05 No Bankruptcy Petition. The Seller covenants and agrees that prior to the date which is one year and one day after the Indenture Termination Date, it will not institute against, or join any other Person in instituting against, the Purchaser or any CP Conduit (as defined in the relevant Series Supplement) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.
     6.06 No Recourse. Notwithstanding anything else set forth in this Agreement or any other Transaction Document, the Seller agrees that the obligations of the Purchaser to the Seller hereunder and under the other Transaction Documents shall be recourse to the Trust Estate only and specifically shall not be recourse to any other assets of the Purchaser. No obligations of the

Purchaser hereunder shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Purchaser in the event that amounts are not paid in accordance with the priority of payments set forth in Section 5.4(c) of the Indenture. This Section will survive the termination of this Agreement.
     6.07 Waivers. No failure or delay on the part any Person in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.
     6.08 Notices. All communications and notices pursuant hereto to any party shall be in writing or by facsimile and addressed or delivered to it at its address (or in case of facsimile, at its facsimile number at such address) set forth below or at such other address as may be designated by it by notice to the other party and, if mailed shall be deemed given when mailed or transmitted by facsimile:
          (a) in the case of the Seller, to 5500 Cenex Drive, St. Paul, Minnesota 55077, Attention: Sharon Barber, Facsimile: (651) 451-4917;
          (b) in the case of the Purchaser, to 5500 Cenex Drive, St. Paul, Minnesota 55077, Attention: Sharon Barber, Facsimile: (651) 451-4917.
     6.09 Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and all reasonable out-of-pocket costs and expenses of the Purchaser, including fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the Receivables and the other Purchased Assets transferred to it by the Seller hereunder and the enforcement of any obligation of the Seller hereunder.
     6.10 Survival of Representations. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the sale, transfer and assignment of any Receivable or other Purchased Assets hereunder and the grant of a security interest therein to the Trustee by the Purchaser under the Indenture.
     6.11 Headings and Cross-Reference. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.
     6.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO

THIS AGREEMENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

COFINA FINANCIAL, LLC, as Seller
By:
Name:
Title:

COFINA FUNDING, LLC, as Purchaser
By:
Name:
Title:

Purchase and Sale Agreement

SCHEDULE 1
DESIGNATED LOAN AGREEMENTS

SCHEDULE 2
SELLER ORGANIZATIONAL INFORMATION

Identification No. for
		Jurisdiction of	Jurisdiction of
Entity Legal Name	Entity Type	Organization	Organization
Cofina Financial, LLC	Limited Liability Company	Minnesota

EXHIBIT A
(FORM OF LOCKBOX AGREEMENT)

EXHIBIT B
(FORM OF MONTHLY FINANCIAL STATEMENTS)

EXHIBIT C
(FORM OF PURCHASE NOTICE)
Date: [___________] [__], 200[_]
Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Sharon Barber
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Structured Finance/Cofina Funding, LLC
Bank Hapoalim
1777 Avenue of the Americas
New York, New York 10036
Attn: Brian W. James
RE: Purchase Notice
Ladies and Gentlemen:
     Reference is made to that certain Purchase and Sale Agreement, dated as of August 10, 2005 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between Cofina Financial, LLC (the “Seller”) and Cofina Funding, LLC (the “Purchaser”). The undersigned the Seller hereby gives notice pursuant to Section 2.01(a)(vii) of the Agreement, that effective as of [___] [___], 200[_] (the “Cut-Off Date”), it is transferring the Receivables listed on Schedule I hereto to the Purchaser. Seller hereby represents and warrants that, for each such Receivable, as of the applicable Cut-Off Date, its account number and aggregate Receivable Balance are accurately reflected on Schedule I.

COFINA FINANCIAL, LLC
By:
Name:
Title:

Schedule I to Purchase Notice
(List of Receivables)